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                                                                   EXHIBIT 10.28


                   [ALLEN & COMPANY LETTERHEAD APPEARS HERE]



                                       March 31, 1999



FinancialWeb.com, Inc.
201 Park Place, Suite 321
Altamonte Springs, Florida 32701

Attn:  Kevin Lichtman
       Chief Executive Officer

Dear Mr. Lichtman:

     We are pleased to confirm our mutual understanding concerning the retention by FinancialWeb.com, Inc. (collectively with its subsidiaries and affiliates, the "Company") of Allen & Company Incorporated ("Allen") to act as the Company's exclusive financial advisor on the terms set forth herein.

     1. Scope of Engagement. (a) In connection with this engagement, Allen will serve as the Company's exclusive financial advisor with respect to a variety of specific transaction proposals, including matters relating to (i) entering into one or more strategic partnerships, joint ventures or similar arrangements, (ii) possible mergers or stock sales or other dispositions, (iii) sales or other dispositions of businesses or assets, and (iv) other similar or related matters with which the Company may from time to time require assistance.

          (b) In addition, Allen shall have the right to act as the Company's exclusive financial advisor and/or placement agent in connection with the exploration of various financing alternatives, including, but not limited to, the raising of debt or equity capital, both public and private.

     2. Advisory Fees and Expenses. In consideration for the services described in paragraph 1(a) above, the Company shall issue to Allen, as soon as practicable after the signing of this letter, warrants to purchase 908,222 shares of the Company's Common Stock, exercisable up to the tenth anniversary of the date of issuance at an exercise price of $4.00 per share subject to the terms thereof (the "Warrants"). The Warrants will be evidenced by a warrant certificate (the "Warrant Certificate") which shall contain other customary loans, as well as provisions for registration rights and conversion rights and the issuance of additional warrants at the related "going in" price if the company shall issue additional equity securities (including securities convertible into equity securities but excluding securities issued in connection with any transaction for which Allan represents the Company pursuant to this letter agreement) during this engagement. In addition, before commencing any specific assignment on the Company's behalf as referred to in paragraph l(b) hereof, the Company and Allen will discuss, and mutually determine, a reasonable and customary fee or fee scale to be paid to Allen in connection therewith.
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FinancialWeb.com, Inc.
March 31, 1999
Page 3


     4. Public Announcements. Prior to any press release or other public disclosure relating to our services hereunder, the Company and Allen shall confer and reach an agreement upon the contents of any such disclosure. Notwithstanding the foregoing, except as required by any applicable law, rule or regulation, no party shall make any public announcement regarding this engagement or our relationship with the Company thereunder without the prior consent of the other party.

     5. Responsibility for Disclosure. The Company shall provide Allen all information material to its business and operations as well as any other relevant information which Allen reasonably requests in connection with the performance of its services hereunder. The Company represents and warrants to Allen that all such information, and all information released to the public or filed by the Company with any relevant government agency or regulatory body, will be accurate and complete in all material respects at the time it is furnished or filed, and the Company agrees to keep Allen advised of all material developments affecting the Company through the later of the term of our engagement or completion of any transaction in which Allen is involved. The Company recognizes that, in rendering its services hereunder, Allen will be using information provided by the Company, as well as information available from other sources deemed appropriate by Allen. The Company further acknowledges that Allen does not assume responsibility for and may rely, without independent verification, on the accuracy or completeness of any such information.

     Allen agrees that, except as otherwise required by law, any material non-public information delivered to it hereunder by the Company will be treated by Allen as confidential and no such information or summaries, analysis, reports or other derivative information with respect thereto will be disseminated, referred to, quoted or otherwise made public without the prior written consent of the Company, which consent will not be unreasonably withheld. Further, it is understood that any information provided by either party to the other hereunder may be reproduced, disseminated, quoted or otherwise referred, in each case, to the officers of the other party who normally provide attention to these types of matters and its legal counsel utilized in connection with such matters, but that each of Allen and the Company will take reasonable steps to ensure that the confidentiality of such information is maintained and that none of its officers, employees or agents utilizes any material non-public information in connection with the determination to buy, sell or hold securities of the Company.

     6. Indemnification and Contribution. The Company agrees that in the event Allen or any of Allen's officers, employees, agents, affiliates or controlling persons, if any (each of the foregoing, including Allen, an "Indemnified Person"), become involved in any capacity (whether or not as a party) in any action, claim, proceeding or investigation (including any securityholder action or claim or any action brought by or in the right of the Company) related to or arising out of our engagement, including any related services already performed and any modifications or future additions to such engagement, the Company will promptly upon demand advance to such






                                                                 Allen & Company
                                                                   Incorporated
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FinancialWeb.com, Inc.
March 31, 1999
Page 4


Indemnified Person, or reimburse each such Indemnified Person for, its reasonable legal and other expenses (including the cost of any investigation and preparation) as and when they are to be incurred, or are incurred, in connection therewith.

      In addition, the Company will indemnify and hold harmless each Indemnified Person from and against, and no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its securityholders or creditors for, any losses, claims, damages, liabilities or expenses (including, without limitation, attorney's fees and expenses) related to or arising out of our engagement, any services provided thereunder or any transactions or proposed transactions related thereto, including any related services already performed and any modifications or future additions to such engagement whether or not any pending or threatened action, claim, proceeding or investigation giving rise to such losses, claims, damages, liabilities or expenses is initiated or brought by or on behalf of the Company and whether or not in connection with any action, claim, proceeding or investigation in which the Company or any Indemnified Person is a party, except to the extent that any such loss, claim, damage, liability or expense is found by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or review to have resulted directly and primarily from such Indemnified Person's bad faith or gross negligence.

     If for any reason the foregoing indemnification is held unenforceable, then the Company shall contribute to the loss, claim, damage, liability or expense for which such indemnification is held unenforceable in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by the Company and its securityholders on the one hand and the party entitled to contribution on the other hand in the matters contemplated by this engagement, as well as the relative fault of the Company and such party with respect to such loss, claim, damage, liability or expense, and any other relevant equitable considerations. The Company agrees that, to the extent permitted by applicable law, in no event shall the Indemnified Persons be responsible for or be required to contribute amounts which in the aggregate exceed the fees, if any, actually paid to Allen for such financial advisory services.

     The Company's reimbursement, indemnity and contribution obligations under this letter shall be in addition to any liability which the Company may otherwise have and shall not be limited by any rights Allen or any other Indemnified Person may otherwise have. The Company agrees that, without Allen's prior written consent, which will not be unreasonably withheld, the Company will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, proceeding or investigation in respect of which indemnification or contribution could be sought hereunder (whether or not Allen or any other Indemnified Person is an actual or potential party to such claim, action, proceeding or investigation), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action, proceeding or investigation.




                                                                 Allen & Company
                                                                   Incorporated
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FinancialWeb.com, Inc.
March 31, 1999
Page 5


     The provisions of this paragraph 6 shall remain in effect indefinitely, notwithstanding the completion of this assignment, the expiration of the term hereof or any other termination of this engagement

     7. Miscellaneous. No waiver, amendment or other modification of this agreement shall be effective unless in writing and signed by each party to be bound thereby. This agreement, and any claim related directly or indirectly to this agreement, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements executed and to be fully performed therein. The parties hereby irrevocably and unconditionally submit (to the extent permitted by law) to the nonexclusive jurisdiction of the courts of the State of New York located in the City and County of New York and the United States District Court for the Southern District of New York for any legal action or proceeding arising out of this agreement or Allen's engagement hereunder, and each of the parties hereby irrevocably consents to service of process in any such action or proceeding by certified or registered mail at the address for such party set forth above. Allen and the Company (on the Company's own behalf are to the extent permitted by applicable law, on behalf of its stockholders and creditors) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of our engagement. The obligations of this agreement shall be binding upon and shall inure to the benefit of the parties hereto, the Indemnified Persons hereunder and any of their successors, assigns, heirs and personal representatives.




                                                                 Allen & Company
                                                                   Incorporated
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FinancialWeb.Com, Inc.
March 31, 1999
Page 6



     Please confirm that the foregoing is in accordance with your understanding of the terms of our engagement by signing and returning to us the enclosed duplicate of this letter, which shall thereupon constitute a binding agreement between us.

                                       Very truly yours,

                                       ALLEN & COMPANY INCORPORATED


                                       By: /s/ Enrique F. Senior
                                          ---------------------------------
                                          Name: Enrique F. Senior
                                          Title: Managing Director


Accepted and agreed to
as of the date first above written:

FINANCIALWEB.COM, INC.


By: /s/ Kevin Lichtman
   --------------------------------
   Name: Kevin Lichtman
   Title: Chief Executive Officer





                                                                 Allen & Company
                                                                   Incorporated